EXHIBIT 23.4

                       CONSENT TO BE NAMED AS A DIRECTOR
                                       OF
                           COMFORT SYSTEMS USA, INC.

      The undersigned hereby consents to be named as a director of Comfort Systems USA, Inc. (the "Company") in the Registration Statement on Form S-1 to be filed by the Company with the Securities and Exchange Commission.

Dated: March 25, 1997

                                        By: /s/ GORDON BEITTENMILLER
                                        Name:   Gordon Beittenmiller